UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2016 (March 15, 2016)

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

(561) 997-7733
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Supplemental Indentures

On March 18, 2016, American Media, Inc. (the “Company”) entered into a supplemental indenture (the “First Lien Supplemental Indenture”) by and between the Company and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee and collateral agent (the “First Lien Trustee”), to an indenture, dated as of December 1, 2010, by and among the Company and the First Lien Trustee (as amended, supplemented or otherwise modified through the date of amendment, the “First Lien Indenture”), pursuant to which the Company issued its 11½% First Lien Senior Secured Notes due 2017 (the “First Lien Notes”), and a supplemental indenture (the “Second Lien Supplemental Indenture” and, together with the First Lien Supplemental Indenture, the “Supplemental Indentures”) by and between the Company and Wilmington Trust, National Association, as trustee and collateral agent (the “Second Lien Trustee”), to an indenture, dated as of January 20, 2015, by and among the Company, the guarantors party thereto and the Second Lien Trustee (as amended, supplemented or otherwise modified through the date of amendment, the “Second Lien Indenture”), pursuant to which the Company issued its 7.0% Second Lien Senior Secured Notes due 2020 (the “Second Lien Notes”).  The Supplemental Indentures amend the First Lien Indenture and the Second Lien Indenture, as applicable, to, among other things, permit the issuance of additional Second Lien Notes. As described below, on March 21, 2016, the Second Lien Notes were issued to certain equity holders of the Company which own a majority of the Company's equity interests.

On March 15, 2016, the Company launched a consent solicitation seeking the consent of holders of the First Lien Notes to amend the First Lien Indenture and execute the First Lien Supplemental Indenture. By March 17, 2016, the Company received consents from a majority of the holders of the First Lien Notes. The consent solicitation will remain open to holders of First Lien Notes until 5:00 p.m., New York City time, on March 28, 2016. Holders that deliver a consent on or prior to March 28, 2016 will receive cash consideration equal to 1.00% of the principal amount of First Lien Notes for which consents have been validly delivered, and not revoked, by each holder.

On March 18, 2016, the Company received consents from all of the holders of the Second Lien Notes to amend the Second Lien Indenture and execute the Second Lien Supplemental Indenture.  No consent fee was paid to the holders of the Second Lien Notes.

2. Revolving Credit Facility Amendment

On March 18, 2016, the Company amended its revolving credit agreement, dated as of December 22, 2010 (as amended, restated, supplemented or otherwise modified through the date of amendment), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto.  In particular, the amendment (the “Credit Agreement Amendment”) modifies certain provisions to permit the issuance of additional Second Lien Notes under the Second Lien Indenture, as described below.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the First Lien Supplemental Indenture, the Second Lien Supplemental Indenture and the Credit Agreement Amendment, which will be filed as exhibits to the Company’s next Annual Report on Form 10-K.

Item 1.02 Termination of a Material Definitive Agreement.

On March 18, 2016, the Company redeemed all of its outstanding 13½% Second Lien Senior Secured Notes due 2018 (the 13½% Second Lien Notes"). Upon the cancellation of all outstanding 13½% Second Lien Notes, the collateral agreement securing the 13½% Second Lien Notes (the “Collateral Agreement”) was terminated and the obligations of the Company under the indenture governing the 13½% Second Lien Notes, dated December 22, 2010 (as such agreement may be amended, restated or supplemented from time to time, the “13½% Second Lien Notes Indenture”), among the Company, the guarantors party thereto and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee and collateral agent, were satisfied in full and the discharge thereof was acknowledged by the Trustee.

The references in this Item 1.02 to the 13½% Second Lien Notes Indenture and the Collateral Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copy of the 13½% Second Lien Notes Indenture (which was filed as Exhibit 4.7 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on August 22, 2012) and the Collateral Agreement (which was filed as Exhibit 10.4 to the Company’s Registration Statement Form S-4 filed with the SEC on August 22, 2012), both of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2016, the Company issued approximately $159.5 million aggregate principal amount of Second Lien Notes. Approximately $76.0 million aggregate principal amount of the Second Lien Notes were issued to holders of the Company’s First Lien Notes, in exchange for approximately $58.9 million aggregate principal amount of First Lien Notes, approximately $76.2 million aggregate principal amount were issued in a distribution to holders of equity interests in the Company’s direct parent and approximately $7.3 million were issued to a holder of equity interests of the Company’s direct parent. The Company canceled the First Lien Notes exchanged for Second Lien Notes.

Item 3.03 Material Modifications to Rights of Security Holders.

The information on the Supplemental Indentures set forth in Item 1.01 is incorporated by reference into this Item 3.03.

Item 7.01 Regulation FD Discloure.

On March, 21, 2016, the Company announced the completion of the exchange of its First Lien Notes for its Second Lien Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company undertakes no duty or obligation to publicly update the information contained in the press release and does not intend to disclose developments or provide updates regarding the information contained in the press release until further disclosure is warranted or required. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereof shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: March 21, 2016	By:	/s/ Christopher V. Polimeni
Name: Christopher V. Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated March 21, 2016.